UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2026

ZENAS BIOPHARMA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42270	93-2749244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

852 Winter Street, Suite 250 Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 271-2954

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZBIO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

As previously disclosed, on October 8, 2025, Zenas BioPharma, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Jefferies LLC (the “Sales Agent”), with respect to an at-the-market offering program pursuant to which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.0001 per share (the “Common Stock”), through the Sales Agent. The Company previously filed a registration statement on Form S-3ASR (File No. 333-290777) (the “Registration Statement”) with the Securities and Exchange Commission on October 8, 2025, which included a sales agreement prospectus supplement relating to the offer and sale of shares of Common Stock having an aggregate offering price of up to $200,000,000 (the “Shares”) pursuant to the Sales Agreement (the “Prior Prospectus Supplement”). As of the date hereof, the Company has sold an aggregate amount of approximately $153.2 million of Shares under the Prior Prospectus Supplement, and an aggregate amount of approximately $46.8 million of Shares remain unsold under the Prior Prospectus Supplement.

On November 6, 2026, the Company filed an additional prospectus supplement relating to the offer and sale of shares of Common Stock having an aggregate offering price of up to $200,000,000 (the “New Prospectus Supplement Shares”) pursuant to the Sales Agreement. Accordingly, the offering pursuant to the Prior Prospectus Supplement has been terminated, and the Company will not make any further offer or sale of Shares pursuant to the Prior Prospectus Supplement. The New Prospectus Supplement Shares, if any, will be offered and sold pursuant to the Registration Statement, which became automatically effective upon filing. Ropes & Gray LLP, counsel to the Company, has issued a legal opinion relating to the New Prospectus Supplement Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy any New Prospectus Supplement Shares, nor shall there be any offer, solicitation or sale of the New Prospectus Supplement Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENAS BIOPHARMA, INC.

Date: November 6, 2026	By:	/s/ Joseph L. Farmer
Joseph L. Farmer
President and Chief Operating Officer